EXHIBIT 10.10

THIS SECOND AMENDED AND RESTATED SPONSOR SUBORDINATED NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE TO THE SENIOR INDEBTEDNESS IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY SUCH SUBORDINATION PROVISIONS.

SECOND AMENDED AND RESTATED SPONSOR SUBORDINATED NOTE

$547,386,856.39	As of January 1, 2011

FOR VALUE RECEIVED, CityCenter Holdings, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to Infinity World Development Corp, a Nevada corporation (the “Holder”), in lawful money of the United States of America, the principal amount of FIVE HUNDRED FORTY-SEVEN MILLION, THREE HUNDRED EIGHTY-SIX THOUSAND, EIGHT HUNDRED FIFTY-SIX AND 39/100 Dollars ($547,386,856.39).

This Sponsor Subordinated Note (“Note”) amends, restates and consolidates, effective on the Effective Date described in the Credit Agreement referred to below, the Amended and Restated Sponsor Subordinated Note (the “Original Note”) dated October 31, 2008, in the principal amount of $500,000,000, issued by the Borrower to Holder, and adds to the principal amount thereof the amount of interest which has been paid in kind thereunder pursuant to the terms of the Original Note through December 31, 2010. Concurrently herewith, the Amended and Restated Sponsor Subordinated Note dated as of October 31, 2008 issued in favor of Project CC, LLC will be amended in restated in an identical manner.

1.	DEFINITIONS. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement (as defined below) unless specifically defined herein. In addition, as used herein, the following terms shall be deemed to have the meanings set forth below:

“Applicable Collateral Agent” shall have the meaning given to such term in the First Lien Intercreditor Agreement.

“Controlling Secured Parties” shall have the meaning given to such term in the First Lien Intercreditor Agreement.

“Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of January __, 2011 (as it may be amended, modified or restated from time to time, the “Credit Agreement”), with the lenders referred to therein (the “Senior Lenders”) and Bank of America, N.A., as the administrative agent for the Senior Lenders (in such capacity together with its successors, the “Agent”).

“Finally Paid” or “Final Payment” when used in connection with the Senior Indebtedness shall mean the full, final and indefeasible payment in cash of all of the Senior Indebtedness and the irrevocable termination of all commitments to provide financial accommodations to the Borrower under the Loan Documents.

“Insolvency Proceeding” shall mean any proceeding commenced by or against any person under any provision of the United States Bankruptcy Code, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, or proceedings seeking reorganization, arrangement, or other similar relief for debtors.

“Lender Remedies” shall mean any action which results in (A) the sale, foreclosure, realization on or liquidation of any property of the Borrower or any other Loan Party, (B) the execution on any judgment obtained against the Borrower or any other Loan Party, (C) the acceleration of this Note, (D) the filing of any petition or lien under any bankruptcy, insolvency or creditors’ rights laws with respect to the Borrower or any other Loan Party or any of their respective properties or joining such a petition or lien filing, or (E) the institution or exercise against the Borrower or any other Loan Party of any lawsuit, legal action, arbitration or other enforcement remedy under this Note.

“Senior Indebtedness” shall mean all principal, interest and other obligations at any time owing by the Borrower or any of the other Loan Parties (i) to the Senior Lenders arising out of or incurred in connection with the Loan Documents, (ii) to holders of First Lien Notes arising out of or incurred in connection with the First Lien Notes and the First Lien Indenture and (iii) to holders of Second Lien Notes arising out of or incurred in connection with the Second Lien Notes and the Second Lien Indenture, including, in each of clauses (i) – (iii), any indebtedness which refinances such principal, interest or other obligations, in each case as modified, extended, renewed or restated, whether direct or contingent, and whether now existing or hereafter created, and shall include interest and fees which accrue subsequent to the commencement of an Insolvency Proceeding, irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding.

“Subordinated Indebtedness” shall mean all Indebtedness of Borrower owing to the Holder from time to time under this Note.

“Subordinated Lenders” means Project CC, LLC, a Nevada limited liability company and the Holder, together with MGM Resorts International, a Delaware corporation and Dubai World, a Dubai, United Arab Emirates government decree entity and any of their respective wholly-owned Subsidiaries, if any of such persons hereafter makes advances in the form of debt to the Borrower.

“UCC” shall mean the Uniform Commercial Code, as in effect in the State of Nevada from time to time.

2.	PRINCIPAL AND INTEREST

The Borrower promises to pay any unpaid principal amount, plus accrued but unpaid interest thereon, outstanding on this Note on January 15, 2018 (the “Maturity Date”). Except as provided in Section 4 below, the Holder shall not be entitled to receive any payments of principal or interest hereunder until the Maturity Date.

Interest on this Note shall accrue with respect to all amounts previously advanced to the Borrower as set forth on Exhibit 1 (each such applicable date of disbursement being referred to herein as an “Accrual Date”), until paid in full. For the avoidance of doubt, interest shall accrue from the date hereof, with respect to all advances hereunder, at a per annum rate equal to 3.42%. Interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and, to the extent accrued but unpaid, shall be compounded semi-annually, on each six month anniversary of the applicable Accrual Date. The interest accrued but unpaid on any date hereunder shall be calculated up to but excluding the date in question.

3.	METHOD OF PAYMENT

The Borrower shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, all payments in respect of this Note (including principal and interest) must be made by wire transfer of immediately available funds to the accounts specified by the Holder hereof.

4.	NO PREPAYMENT

(a) Until all of the Senior Indebtedness has been Finally Paid, the Borrower shall not make and the Holder shall not accept any direct or indirect payment or prepayment in cash, property or securities, by set-off or otherwise, in respect of this Note except to the extent permitted under the terms of the documents governing the Senior Indebtedness.

(b) In the event that the Borrower shall make or the Holder shall collect any payment on account of the principal or interest or any other amounts owing under this Note in contravention of Section 4(a), such payments shall not be commingled with any other assets of the Holder, shall be deemed to be held in trust by the Holder as trustee for the benefit of the Controlling Secured Parties and shall forthwith be paid over and delivered to the Applicable Collateral Agent, on behalf of the Controlling Secured Parties, in the form received (except for any endorsement or assignment where necessary) for application to the Senior Indebtedness. In the event of the failure by the Holder to make any such endorsement or assignment to the Applicable Collateral Agent, the Applicable Collateral Agent and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment and the Holder hereby irrevocably appoints the Applicable Collateral Agent as its lawful attorney-in-fact for the purpose of enabling the Applicable Collateral Agent to make such endorsement or assignment in the name of the Holder. In the event that any failure of Borrower to make any payment with respect to the Subordinated Indebtedness as a result of the provisions of Section 4(a) shall be deemed a default under the Sponsor Subordinated Notes, until all of the Senior Indebtedness has been Finally Paid, such event shall not give rise to any right of the Holder to exercise any Lender Remedies, any provision of the Sponsor Subordinated Notes to the contrary notwithstanding.

5.	RESTRICTIONS ON TRANSFER

(a) This Note shall not be offered, sold or otherwise transferred by the Holder without the prior written approval of the Applicable Collateral Agent and the board of directors of the Borrower (the “Board”) except as otherwise permitted by Section 5(b).

(b) Until all of the Senior Indebtedness has been Finally Paid, the Holder shall not transfer or assign this Note to any person, except (i) transfers or assignments to other Subordinated Lenders or (ii) upon written notice to the Applicable Collateral Agent and subject to the conditions that such transferee or assignee shall be subject to the subordination provisions contained herein, and that such transfer or assignment is in connection with a transfer of equity interests in the transferor or assignor that does not constitute a Change of Control (as defined in the Credit Agreement).

6.	NEGATIVE COVENANTS

Until all of the Senior Indebtedness has been Finally Paid: (a) the Holder shall not demand or accept from Borrower any collateral for the Subordinated Indebtedness; (b) the Holder shall not demand or accept from Borrower or any other Person any consideration which would result in a discharge of the Subordinated Indebtedness; (c) the Holder shall not receive any instrument, security or other writing evidencing any part of the Subordinated Indebtedness, unless such writing bears a legend substantively the same as the legend of this Note, and a true copy thereof is furnished to the Applicable Collateral Agent; and (d) the Holder shall not take any action contrary to the Secured Parties’ priority position over the Holder set forth herein.

7.	OBLIGATION OF BORROWER UNCONDITIONAL.

Nothing contained herein or in the Loan Documents is intended to or shall impair, as between Borrower and the Holder only, the obligation of Borrower, which is absolute and unconditional, to pay to the Holder the Subordinated Indebtedness as and when the same shall become due and payable, or to affect the relative rights of the Holder and creditors of Borrower other than the Secured Parties.

8.	AUTHORITY TO ACT FOR SUBORDINATED LENDERS.

Until the Senior Indebtedness has been Finally Paid, if an Insolvency Proceeding with respect to Borrower shall occur and be continuing, the Holder shall advise the Applicable Collateral Agent, representing the interests of all the Secured Parties with respect to matters under this Section 8, prior to the date that is forty-five (45) days before a final bar on exercising their right to file a proof of debt, proof of claim, or other similar right in such Insolvency Proceeding occurs whether the Holder intends to exercise its rights and file a proof of debt, proof of claim, or preserve such other rights as are available to the Holder prior to the expiration of such rights. In the event that the Holder advises the Applicable Collateral Agent of their intention to let any such rights lapse, the Applicable Collateral Agent shall thereupon immediately have the right to act as the attorney-in-fact for the Holder for the purposes specified in the remainder of this Section 8. If the Holder, regardless of whether it has notified the Applicable Collateral Agent of its intention to preserve its rights or not, is within thirty (30) days of a final bar on exercising its right to file a proof of debt, proof of claim, or exercise such other similar rights as are available to the Holder and has not made such a filing, the Applicable Collateral Agent shall have the right to act as the attorney-in-fact for the Holder for the purposes specified herein, and the Holder hereby irrevocably appoints the Applicable Collateral Agent as their true and lawful attorney-in-fact, with full power of substitution, in the name of the Holder or in the name of the Applicable Collateral Agent or the Secured Parties, for the use and benefit of the Secured Parties, without further or additional notice to the Holder or any of its representatives, successors or assigns, to perform the following acts, at the Applicable Collateral Agent’s option, in such Insolvency Proceeding:

(a) To enforce or vote claims comprising the Subordinated Indebtedness, either in the name of the Applicable Collateral Agent or any Secured Party or in the name of the Holder, by proof of debt, proof of claim, suit or otherwise; and

(b) To collect any assets of Borrower distributed, divided or applied by way of dividend or payment, or any securities issued, on account of the Subordinated Indebtedness and to apply the same, or the proceeds of any realization upon the same that the Applicable Collateral Agent, on behalf of the Secured Parties, in its discretion elects to effect, to the Senior Indebtedness until all of the Senior Indebtedness (including, without limitation, interest accruing on the Senior Indebtedness after the commencement of any bankruptcy case, irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding) has been paid in full.

In no event shall the Applicable Collateral Agent or any Secured Party be liable to the Holder for any failure to prove the Subordinated Indebtedness, to exercise any right with respect thereto or to collect any sums payable thereon.

9.	WAIVERS.

The Borrower hereby waives, to the fullest extent permitted by law, any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Note in any action brought therefor by the Holder. To the fullest extent permitted by law and except as to any notices specified in this Note or any notice which may not be waived in accordance with the UCC, the Borrower hereby further waives: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with the Senior Indebtedness or the Subordinated Indebtedness; prior notice of and consent to any loans made, extensions granted or other action taken in reliance thereon; and all other demands and notices of every kind in connection with this Note, the Senior Indebtedness or the Subordinated Indebtedness. The Holder consents to any release, renewal, extension, compromise or postponement of the time of payment of the Senior Indebtedness, to any substitution, exchange or release of collateral therefor, and to the addition or release of any Person primarily or secondarily liable thereon.

10.	INDULGENCES NOT WAIVERS.

Neither the failure nor any delay on the part of the Secured Parties to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Note, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

11.	ENFORCEMENT.

At any time that the Holder fails to comply with any material provision of this Note that is applicable to the Holder, the Applicable Collateral Agent shall be entitled to seek remedies against the Holder to compel performance of their obligations hereunder, including without limitation seeking an order for specific performance of their obligations. The Holder agrees that money damages would be an inadequate remedy for breach of its obligations hereunder and hereby agrees in advance to an order of specific performance enforcing any or all of such obligations. The Applicable Collateral Agent may exercise any other remedy available at law or equity to enforce this Note.

12.	AMENDMENT OF THE SPONSOR SUBORDINATED NOTES.

The Holder agrees that it will not, without the consent of the Applicable Collateral Agent, amend this Note, so as to modify the financial terms hereof (including without limitation the amount of principal and rate of interest), shorten or extend the maturity hereof, add or change any covenants in a manner materially more restrictive to Borrower, or effect any other modification to this Note, which would be adverse to the interests of the Senior Lenders.

13.	INCONSISTENT OR CONFLICTING PROVISIONS.

In the event a provision of any of the Transaction Documents is inconsistent or conflicts with the provisions of this Note, the provisions of this Note shall govern and prevail.

14.	NOTICES.

All notices in connection with this Note shall be given in the same manner provided for in the Credit Agreement.

15.	BENEFIT.

The Holder represents and warrants that the Senior Indebtedness will benefit the Holder in that the Holder is interested in the financial success of Borrower and CityCenter and will benefit from the financial success of Borrower and CityCenter. The Holder acknowledges that the Secured Parties would not extend financial accommodations to Borrower but for the execution of this Note.

16.	ENTIRE AGREEMENT.

This Note constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Note nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by Borrower, the Applicable Collateral Agent and the Holder.

17.	ADDITIONAL DOCUMENTATION.

The Holder shall execute and deliver to the Applicable Collateral Agent such further agreements and instruments and shall take such further action as the Applicable Collateral Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Note.

18.	SUCCESSORS AND ASSIGNS

The subordination provisions of this Note shall inure to the benefit of the Secured Parties, their successors and assigns, and shall be binding upon the Holder and its successors and assigns.

19.	COVENANT NOT TO CHALLENGE.

This Note has been negotiated by the parties with the expectation and in reliance upon the assumption that the instruments and documents evidencing the Senior Indebtedness are valid and enforceable. In determining whether to enter into this Note, the Holder has assumed such validity and enforceability, and has agreed to the provisions contained herein, without relying upon any reservation of a right to challenge or call into question such validity or enforceability. As between the Secured Parties and the Holder, the Holder hereby covenants and agrees, to the fullest extent permitted by law, that it shall not initiate in any proceeding a challenge to the validity or enforceability of the documents and instruments evidencing the Senior Indebtedness or of any Lien held by the Applicable Collateral Agent or any other Secured Party in the Property of the Loan Parties, nor shall the Holder instigate other parties to raise any such challenges, nor shall the Holder participate in or otherwise join any such challenges which are raised by other parties.

20.	SUBROGATION.

After the Senior Indebtedness has been Finally Paid (and shall not be subject to avoidance under Section 547 of the Bankruptcy Code), with respect to any payments or distributions in cash, property or other assets that the Holder pays over to the Secured Parties pursuant to this Note, the Holder shall be subrogated, to the extent of such payments or distributions so paid, to the rights of the Secured Parties to receive payments or distributions of assets of Borrower that secure such Senior Indebtedness until all amounts owing on the Subordinated Indebtedness are paid in full. For the purpose of such subrogation, no payments or distributions to the Secured Parties by or on behalf of Borrower or by or on behalf of the Holder by virtue of the provisions hereof which otherwise would have been made to the Holder shall, as among Borrower, a creditor of Borrower (other than the Subordinated Lenders and the Secured Parties) and the Holder, be deemed to be payment by Borrower to or on account of the Subordinated Indebtedness. In the event that the Holder turns over to any Secured Party any payment or contributions received by them in accordance with this Note, the Holder shall, for purposes of determining whether any default under this Note has occurred, be deemed never to have received such payment or distribution. In the event that Borrower fails to make any payment on account of the Subordinated Indebtedness by reason of any provision contained herein, such failure shall, notwithstanding such provision contained herein, constitute a default with respect to the Subordinated Indebtedness if and to the extent such failure would otherwise constitute a default in accordance with the terms of the Subordinated Indebtedness.

21.	COLLATERAL AGENT.

The Holder acknowledges that the Applicable Collateral Agent has been appointed as the exclusive agent of the Controlling Secured Party (as defined in the First Lien Intercreditor Agreement) to exercise or enforce their rights, remedies, privileges and powers under this Note and to otherwise act on their behalf in all matters related hereto. The Holder shall respect and treat any and all actions so taken by the Applicable Collateral Agent as if taken by the Controlling Secured Party. Only the Applicable Collateral Agent may take any action, on behalf of the Secured Parties, to enforce the provisions of this Note against the Holder.

22.	PERSONS DEEMED OWNERS

The Holder may be treated as the owner of this Note for all purposes.

23.	AMENDMENT, WAIVER

This Note may not be amended or modified without the written consent of the Board, the Holder and the Applicable Collateral Agent.

24.	NO SECURITY OR GUARANTY

This Note is unsecured and the repayment of this Note is not guarantied by any third party.

25.	DEFAULTS AND REMEDIES

(a) In the event that either (i) the Board approves or authorizes the dissolution or liquidation of the Borrower, or (ii) the Borrower makes a payment in respect of the Other Note (as defined below) to its holder and fails to make a payment in an identical amount in respect of this Note to the Holder, the Holder may declare the unpaid principal of, and accrued interest, on this Note to be immediately due and payable by notice in writing to the Borrower; provided, however, that the Holder may not exercise any remedies to enforce payment of this Note except to the extent permitted under the terms of this Note. The Borrower shall promptly notify the Holder of any such action by the Board approving or authorizing the dissolution or liquidation of the Borrower or making any payment in respect of the Other Note to its holder.

(b) Anything to the contrary in the foregoing notwithstanding, until all of the Senior Indebtedness has been Finally Paid and irrespective of whether an Event of Default has occurred under any of the Loan Documents, the Holder shall not exercise any Lender Remedies or other remedies it may have as a result of a default under the Sponsor Subordinated Notes, except that the Holder may file a proof of claim and otherwise participate in any Insolvency Proceeding with respect to the Borrower so long as any such participation is not in contravention of the priorities set forth in this Note or adverse to the interests of the Secured Parties in the Senior Indebtedness.

26.	GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

27.	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL, ETC.

(A) EACH OF THE BORROWER AND THE HOLDER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA SITTING IN CLARK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF NEVADA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWER AND THE HOLDER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEVADA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWER AND THE HOLDER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(B) EACH OF THE BORROWER AND THE HOLDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT REFERRED TO IN SECTION 11 (a). EACH OF THE BORROWER AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(C) EACH OF THE BORROWER AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE BORROWER AND THE HOLDER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

28.	SUBORDINATION

(a) Upon the terms and subject to the conditions set forth herein, the Holder, for the benefit of the Secured Parties, hereby subordinates its right to payment of all of the Subordinated Indebtedness to the Final Payment of all of the Senior Indebtedness. Each Secured Party shall be deemed to have acquired its Senior Indebtedness in reliance upon the agreements and priorities set forth herein. If Borrower issues any instrument or document evidencing the Subordinated Indebtedness, including without limitation this Note, each such instrument and document shall bear a conspicuous legend that it is subordinated to the Senior Indebtedness. Borrower’s books and records shall be marked to evidence the subordination of all of the Subordinated Indebtedness to the Senior Indebtedness in accordance with the terms of hereof.

(b) Upon any distribution of assets of the Borrower or any other Loan Party in any dissolution, winding up, liquidation or reorganization of such Person (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i) the Secured Parties shall first be entitled to receive payment in full in cash of all Senior Indebtedness (or to have such payment duly provided for in a manner satisfactory to the Secured Parties), including the principal thereof, and all premium and interest due thereon, and other amounts payable comprising the Senior Indebtedness, before the Holder is entitled to receive any payment on account of this Note; and

(ii) any payment or distribution of assets of the Borrower or any other Loan Party of any kind or character, whether in cash, property or securities, with respect to this Note to which the Holder would be entitled except for these provisions, shall be paid by the debtor-in-possession, trustee, agent or other person making such payment or distribution directly to the Secured Parties, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the Secured Parties in respect of the Senior Indebtedness.

(c) No right of any present or future Secured Party to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act by any Secured Party. The Holder shall not be released, nor shall the Holder’s obligations hereunder be in any way diminished, by any of the following: (i) the exercise or the failure to exercise by the Secured Parties of any rights or remedies conferred on them under any of the Transaction Documents or existing at law or otherwise, or against any of the Loan Parties’ property; (ii) the commencement of an action at law or the recovery of a judgment at law against the Borrower or any other Loan Party for the performance of the Senior Indebtedness and the enforcement thereof through levy or execution or otherwise; (iii) the taking or institution of any other action or proceeding against the Borrower or any other Loan Party; or (iv) any delay in taking, pursuing, or exercising any action, right, power or remedy with respect to the Senior Indebtedness by any of the Secured Parties. Without limiting the generality of the foregoing, and anything else contained herein to the contrary notwithstanding, the Secured Parties, from time to time, without prior notice to or the consent of the Holder, may take all or any of the following actions without in any manner affecting or impairing the obligation or liability of the Holder hereunder: (1) obtain a Lien in any property to secure any of the Senior Indebtedness; (2) obtain the primary and secondary liability of any party or parties with respect to any of the Senior Indebtedness; (3) renew, extend, or otherwise change the time for payment of any of the Senior Indebtedness or any installment thereof for any period or otherwise amend or modify the terms of any of the Loan Documents; (4) release or compromise any liability of any nature of any person with respect to the Senior Indebtedness; (5) exchange, enforce, waive, release, and apply any of the Loan Parties’ property and direct the order or manner of sale thereof as the Secured Parties may in their discretion determine; (6)

consent to any action or non-action of any Loan Party which may violate the covenants and agreements contained in any of the Loan Documents; or (7) exercise any of their rights conferred by the Loan Documents or by law.

29.	PRIORITY OF NOTE.

This Note is executed and delivered simultaneously and on a pari passu basis with that certain $547,401,721.23 Sponsor Subordinated Note given by the Borrower to Project CC, LLC (the “Other Note”) with substantially identical terms, including the principal amount, as set forth in this Note. The Borrower acknowledges and agrees that no payment may be made by the Borrower to the Holder in respect of this Note unless the Borrower also pays an identical amount in respect of the Other Note to its holder.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Borrower has caused this instrument to be duly executed.

CITYCENTER HOLDINGS, LLC,
a Delaware limited liability company

By:	Project CC, LLC, a Nevada limited liability
Company, its managing member

By:	/s/ William M. Scott IV
William M. Scott IV, Authorized Signatory

Accepted and acknowledged:

Infinity World Development Corp, a Nevada corporation

By:	/s/ William Grounds
Name:
Title: